EX-23.1

                            [Miller Ellin Letterhead]

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under caption "Experts" and to the incorporation by reference in the Registration Statement on Form S-3 of Elite Pharmaceuticals, Inc., pertaining to 4,220,122 shares of Common Stock of Elite Pharmaceuticals, Inc., of our report dated June 7, 2007, with respect to the consolidated financial statements of Elite Pharmaceuticals, Inc., included in the Annual Report (Form 10-K) for the year ended March 31, 2007.

                                        /s/ Miller Ellin & Company LLP
                                        Certified Public Accountants


New York, New York
August 16, 2007